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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                     STATE OR OTHER JURISDICTION
                                                         OF INCORPORATION OR
                        NAME                                ORGANIZATION

       1.      ClassroomDirect.com, LLC                      Delaware
       2.      Childcraft Education Corp.                    New York
       3.      Bird-in-Hand Woodworks, Inc.                 New Jersey
       4.      Frey Scientific, Inc.                         Delaware
       5.      Sportime, LLC                                 Delaware
       6.      Sax Arts & Crafts, Inc.                       Delaware
       7.      Global Video, LLC                             Wisconsin
       9.      New School, Inc.                              Delaware
      10.      Premier Agendas, Inc.                        Washington
      11.      Premier School Agendas, Ltd.                   Canada